EXHIBIT 99.2

Evolution Petroleum Declares 48th Consecutive Quarterly Cash Dividend of $0.12

HOUSTON, TX — September 12, 2025 (GLOBE NEWSWIRE) — Evolution Petroleum Corporation (NYSE American: EPM) ("Evolution" or the "Company") today announced that its Board of Directors declared a cash dividend of $0.12 per share of common stock for its fiscal 2026 first quarter, payable on September 30, 2025, to stockholders of record as of September 22, 2025.

About Evolution Petroleum

Evolution Petroleum Corporation is an independent energy company focused on maximizing total shareholder returns through the ownership of and investment in onshore oil and natural gas properties in the U.S. The Company aims to build and maintain a diversified portfolio of long-life oil and natural gas properties through acquisitions, selective development opportunities, production enhancements, and other exploitation efforts. Visit www.evolutionpetroleum.com for more information.

Contact

Investor Relations

(713) 935-0122

ir@evolutionpetroleum.com